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                                                                     EXHIBIT 3.9


                          CERTIFICATE OF INCORPORATION
                                       OF
                            CLEVITE INDUSTRIES INC.

              FIRST:  The name of the Corporation is Clevite Industries Inc.

              SECOND: The Corporation's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

              THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

              FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

              FIFTH: The name and mailing address of the incorporator is as follows:

                        C. Lynn Tomayko
                        c/o Debevoise & Plimpton
                        875 Third Avenue
                        New York, New York 10022

              SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders.

              (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

              (b) The election of directors may be conducted in any manner approved by the stockholders at the
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         time when the election is held and need not be by ballot.

              (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-laws) shall be vested in and exercised by the Board of Directors.

              (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

              SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. This ARTICLE SEVENTH may not be amended or modified to increase the liability of a director, or repealed, except upon the affirmative vote of the holders of 75% or more of the outstanding shares of the Common Stock of the Corporation. No such amendment, modification or repeal shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

              EIGHT:    The Corporation reserves the right to amend or repeal
any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

              IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation




                                       2
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Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand and seal, this 2nd day of October, 1987.




                                                 /s/ C. Lynn Tomayko
                                                 ------------------------------
                                                 C. Lynn Tomayko



                                       3
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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                            AND OF REGISTERED AGENT

              It is hereby certified that:

                     1. The name of the corporation (hereinafter called the "corporation") is Clevite Industries Inc.

                     2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

                     3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

                     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 28, 1988.

                                       /s/ David A. Jenkins
                                       -------------------------------
                                       David A. Jenkins, Vice-President



Attest:



/s/ Patricia A. Meyer
--------------------------------------
Patricia A. Meyer, Assistant Secretary
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                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                   * * * * *


              CLEVITE INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

              The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the Corporation is in the County of New Castle.

              The Board of Directors of CLEVITE INDUSTRIES, INC. adopted the following resolution as of the 1st day of July, 1996.

                     RESOLVED, that the location of the registered office of the
              Company in Delaware be, and the same hereby is, 1209 Orange Street, Wilmington, New Castle County, Delaware; and it is further

                     RESOLVED, that The Corporation Trust Company be, and it
              hereby is, appointed as Registered Agent for and on behalf of the Company; and it is further

                     RESOLVED, that the officers of the Company be, and they
              hereby are, instructed to certify to and file a copy of this resolution in the office of the Secretary of State of Delaware, and with other governmental agencies as may be required by law to effect such change of location of principal office and registered agent.

       IN WITNESS WHEREOF, CLEVITE INDUSTRIES INC. has caused this statement to be signed by James D. Gaughan, its Assistant Secretary, this 30th day of June, 1997.

                                             CLEVITE INDUSTRIES, INC.




                                             By: /s/ James D. Gaughan
                                                 -----------------------------
                                                 James D. Gaughan
                                                 Assistant Secretary